UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01. Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-10.1: FORM OF PERFORMANCE SHARE AWARD UNDER THE MONTPELIER RE HOLDINGS LTD LONG-TERM INCENTIVE PLAN
EX-10.2: MONTPELIER RE HOLDINGS LTD 2005 ANNUAL BONUS PLAN
EX-10.3: MONTPELIER RE HOLDINGS LTD. DIRECTORS SHARE PLAN

Item 1.01 Entry into a Material Definitive Agreement.

Long-Term Incentive Awards

     On February 24, 2005, the Compensation & Nominating Committee (the “Committee”) of the Board of Directors of the Company granted awards of performance shares to certain employees of the Company, including the Company’s executive officers, under the Montpelier Re Holdings Ltd. Long-Term Incentive Plan (the “LTIP”). At this meeting, the executive officers of the Company named below were granted target awards under the LTIP as follows: Mr. Anthony Taylor, the Company’s President and Chief Executive Officer, 70,000 performance shares; Mr. C. Russell Fletcher, III, the Company’s Chief Underwriting Officer, 61,000 performance shares; Mr. Thomas G.S. Busher, the Company’s Chief Operating Officer, Executive Vice President and Secretary, 45,000 performance shares; Mr. Nicholas Newman-Young, the Managing Director of Montpelier Marketing Services (UK) Limited, 14,000 performance shares; and Mr. Kernan (Kip) Oberting, the Company’s Chief Financial Officer, 25,000 performance shares. Up to 200% of the target awards granted may be earned by the executive officer, based on the achievement of performance goals as described below. If the Company does not achieve a certain level of performance, no payments will be made under this plan. Each award of performance shares granted is with respect to a three-year performance cycle beginning on January 1, 2005 and ending on December 31, 2007. At the end of the performance period, the actual number of performance shares earned by each of the executive officers named above will be determined, based on the achievement of certain performance goals. With respect to the awards granted for the 2005-2007 performance period, the Committee established a performance objective based on the Company’s achievement of a certain percentage of return on average allocated capital, which is defined as net insurance earnings over average allocated capital, and, for certain members of senior management, established an additional performance objective of return achieved on average shareholder’s equity versus return on average allocated capital (the awards of Messrs. Taylor, Fletcher, Busher and Oberting are subject to both performance objectives). Payment in respect of an award of performance shares under the LTIP will made in cash, in shares of Company common stock or in a combination of the two, as determined by the Committee. If a participant terminates employment with the Company prior to the end of the performance period under certain circumstances, he will be entitled to receive a pro-rated number of performance shares based on the number of months he was employed by the Company during the performance period, or the full number of performance shares, without pro-ration, depending on the date of termination. Upon certain terminations in connection with a change in control, a participant will be entitled to payment with respect to the target number of performance shares in cash at the time of termination. The foregoing description of the awards of performance shares does not purport to be complete and is qualified in its entirety by reference to the form of Performance Share Award Agreement under the LTIP, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

     At this meeting, the Committee also approved the amounts to be paid to certain management-level employees of the Company, including the executive officers named above, under the Montpelier Re Holdings Ltd. Performance Unit Plan (the “PUP Plan”). Awards of performance units are equity-based awards, the amount of payment with respect to which is based on the achievement of performance goals as described below. These awards had a performance period beginning on January 1, 2002 and ending on December 31, 2004. At the time the awards were granted, the Committee established a performance objective based on the Company’s achievement of a certain level of average combined ratio, which is the sum of the Company’s loss and expense ratios, over the performance period. Under the terms of the PUP Plan, the Committee has the ability to settle performance units in cash, in shares of Company common stock, or in a combination of the two. Based on performance results, the Committee approved the following cash payments under the PUP Plan to the executive officers named above who participated in this plan: Mr. Taylor, $4,170,252; Mr. Fletcher, $3,127,530; Mr. Busher, $1,667,910; and Mr. Newman-Young, $834,114.

Annual Bonus Plans

     At the same meeting, the Committee also approved the bonus amounts to be paid to each of the executive officers named above under the Company’s 2004 annual bonus plan. The annual bonus amounts approved with respect to 2004 are as follows: Mr. Taylor, $287,000; Mr. Fletcher, $210,000; Mr. Busher, $190,000; Mr. Newman-Young, $151,000; and Mr. Oberting, $54,000. The Committee also approved a bonus of $89,000 to be paid to Mr. Thomas Kemp, the Company’s former Chief Financial Officer under this plan, in respect of his service through September 30, 2004.

     In addition, at this meeting, the Committee adopted the Company’s 2005 annual bonus plan. This plan provides for the payment to eligible employees, including the Company’s executive officers, of annual incentive compensation. The awards for Messrs. Taylor, Fletcher, Busher, Newman-Young and Oberting with respect to 2005 will be determined using targets based on the return on allocated capital achieved by the Company (net insurance earnings over allocated capital), as well as, with respect to Messrs. Taylor, Fletcher, Busher and Oberting, an additional performance target based on return achieved on shareholders equity versus return on allocated capital. Under the 2005 annual bonus plan, the target bonuses for the executive officers named above are 50% of each individual’s base salary. If the Company does not meet a certain level of performance, no payments will be made under the bonus plan. The foregoing description of 2005 annual bonus plan does not purport to be complete and is qualified in its entirety by reference to the plan, which is filed as Exhibit 10.2 hereto, and is incorporated into this report by reference.

Adoption of Non-Employee Director Plan

     On February 25, 2005, the Board of Directors of Montpelier Re Holdings Ltd. (the “Company”) adopted the Montpelier Re Holdings Ltd. Directors Share Plan (the “Plan”). Members of the Company’s Board of Directors who do not receive compensation for service as an employee are eligible to participate in the Plan. Each director who participates in the Plan will have his or her Board annual retainer reduced by an aggregate amount of $30,000 ($7,500 per quarter). Upon each quarterly reduction, the plan participant will be credited with an award of a number of Company share units (“Share Units”) having a fair market value on the date of issuance of $7,500. Each Share Unit will represent the right to receive one share of Company common stock upon settlement of the award, which will occur upon the termination of a participant’s service as a director of the Company. While the Share Units are outstanding, they will be credited with additional share units having a value equal to any dividends declared on the number of shares of Company common stock to which the Share Units relate. Such additional share units will be paid out at the same time as all other units granted to a participant under the Plan. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.3 hereto, and is incorporated into this report by reference.

Item 7.01. Regulation FD Disclosure.

Declaration of Special Dividend

     On February 25, 2005, the Board of Directors of the Company announced the declaration of a special dividend of $5.50 per common share and per warrant. The dividend is payable on March 31, 2005 to shareholders of record on March 15, 2005.

     The Board determined that no adjustment to outstanding options to purchase Company common stock will be made in connection with the special dividend. Instead, holders of options to purchase Company stock will be permitted to exercise vested and unvested options prior to the record date of the dividend. The options will be exercised pursuant to a net share settlement in lieu of cash payment of the exercise price. The fair market value of the shares of Company common stock withheld to satisfy the exercise price will be determined using the average of the average high and low share price for the three days prior to and including the date of exercise. Any shares received upon the exercise of unvested options will remain subject to the same vesting schedule as the original option. In addition, Mr. Anthony Taylor, the Company’s President and Chief Executive Officer, has agreed not to sell any shares received upon the exercise of options (whether vested or unvested) for two years following the date he exercises these options. All outstanding options to purchase Company common stock are held by executive officers of the Company.

Increase of Regular Dividend

     Also on February 25, 2005, the Board of Directors of the Company announced an increase in its regular dividend, as and when declared, to $0.36 per common share and per warrant.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

     The following exhibits are furnished as part of this report:

Exhibit 10.1	Form of Performance Share Award Agreement under the Montpelier Re Holdings Ltd. Long-Term Incentive Plan
Exhibit 10.2	Montpelier Re Holdings Ltd. 2005 Annual Bonus Plan
Exhibit 10.3	Montpelier Re Holdings Ltd. Directors Share Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.

(Registrant)

February 25, 2005	By:	/s/ Jonathan B. Kim

Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary